                                                                   EXHIBIT 21(1)

                         SUBSIDIARIES OF THE REGISTRANT

                                                                     STATE OF
      NAME                                                         INCORPORATION
      ----                                                         -------------
      Precision Aerotech, Inc.....................................  Delaware
      Speedring, Inc..............................................  Delaware
      Speedring Systems, Inc......................................  Delaware
      Teletrac, Inc...............................................  California

  Certain subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.